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                                                                    Exhibit 23.a

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



The Board of Directors
Skyworks Solutions, Inc.:

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated April 30, 2002, except for Notes 12 and 13 which are as of June 25, 2002, on the consolidated financial statements of Alpha Industries, Inc. and subsidiaries as of March 31, 2002 and April 1, 2001 and for each of the years in the three-year period ended March 31, 2002 and to the reference to our firm under the heading "Experts" in the prospectus.


/s/ KPMG LLP


Boston, Massachusetts
July 15, 2002